Exhibit 3.89

STATE OF FLORIDA

ARTICLES OF INCORPORATION

OF

TRUST INTERNATIONAL HOTEL RESERVATION SERVICES, INC.

FIRST:  THE CORPORATE NAME THAT SATISFIES THE REQUIREMENTS OF SECTION 607.0401 IS: TRUST INTERNATIONAL HOTEL RESERVATION SERVICES, INC.

SECOND:  THE STREET ADDRESS OF THE INITIAL PRINCIPAL OFFICE AND, IF DIFFERENT, THE MAILING ADDRESS OF THE CORPORATION IS: Suite 1129, 1155 S. SEMORAN BOULEVARD, WINTER PARK, FLORIDA 32792.

THIRD:  THE NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE IS TWO HUNDRED (200) WITHOUT PAR VALUE.

FOURTH:                                         (a)  IF THE SHARES ARE TO BE DIVIDED INTO CLASSES, THE DESIGNATION OF EACH CLASS IS:

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(b)                                 STATEMENT OF THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS IN RESPECT OF THE SHARES OF EACH CLASS:

CLASS	PREFERENCES	LIMITATIONS	RELATIVE RIGHTS

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FIFTH:                                                         (a)  IF THE CORPORATION IS TO ISSUE THE SHARES OF ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DESIGNATION OF EACH SERIES IS:

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(b)                                 STATEMENT OF THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES AS BETWEEN SERIES INSOFAR AS THE SAME ARE TO BE FIXED IN THE ARTICLES OF INCORPORATION:

SERIES	RELATIVE RIGHTS	PREFERENCES

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(c)                                  STATEMENT OF ANY AUTHORITY TO BE VESTED IN THE BOARD OF DIRECTORS TO ESTABLISH SERIES AND FIX AND DETERMINE THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN SERIES:

SIXTH:  PROVISIONS GRANTING PREEMPTIVE RIGHTS ARE:

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SEVENTH:  PROVISIONS FOR THE REGULATION OF THE INTERNAL AFFAIRS OF THE CORPORATION ARE:

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EIGHTH:  THE STREET ADDRESS OF THE INITIAL REGISTERED OFFICE OF THE CORPORATION IS: c/o C T CORPORATION SYSTEM, 1200 SOUTH PINE ISLAND ROAD, CITY OF PLANTATION, FLORIDA 33324, AND THE NAME OF ITS REGISTERED AGENT AT SUCH ADDRESS IS: C T CORPORATION SYSTEM.

NINTH:  THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS ONE (1); THE NAME(S) AND ADDRESS(ES) OF THE PERSON(S) WHO IS TO SERVE AS DIRECTOR(S) UNTIL THE FIRST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL HIS SUCCESSOR IS ELECTED AND SHALL QUALIFY IS: MARK H. BERGER, ESQ., BERGER & STEINER LLP, 747 THIRD AVE, NEW YORK, NY 10017-2803.

TENTH:  THE NAME AND ADDRESS OF EACH INCORPORATOR IS:

MARK H. BERGER, ESQ., BERGER & STEINER LLP, 747 THIRD AVE, NEW YORK, NY 10017-2803

THE UNDERSIGNED HAS EXECUTED THESE ARTICLES OF INCORPORATION

THIS 31ST DAY OF July, 1997

SIGNATURE/TITLE

/s/ Mark H. Berger
Name: Mark H. Berger
Title: Director

ACCEPTANCE BY THE REGISTERED AGENT AS REQUIRED IN SEC, 607.0501(3) F. S.: CT CORPORATION SYSTEM IS FAMILIAR WITH AND ACCEPTS THE OBLIGATIONS PROVIDED FOR IN SECTION 607.0505.

C T CORPORATION SYSTEM

DATED:	August 1, 1997	BY:	/s/ Linda Weinberger
Name: Linda Weinberger
Title: Assistant Secretary and Team Leader